UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012 (February 3, 2012)

MICHELEX CORPORATION

(Exact name of registrant as specified in its charter)

UTAH

(State or other jurisdiction of incorporation or organization)

Commission File No. 000-26695

87-0636107

(I.R.S. Employer Identification Number)

204 Haledon Avenue

Prospect Park, NJ 07508

(Address of principal executive offices)

732-485-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

                On February 4 2012, pursuant to a written consent in lieu of a special meeting of the shareholders of Michelex Corporation (the Company), which consent was received by the Company on January 19, 2012, Sabir Saleem, Midhat Syed and Albert Lacle were removed as directors of the Company. Mr. Saleem was, until his removal on February 4, 2012, the Chairman of the Board of Directors of the Company.

On February 4, 2012, by action of the remaining member of the Board of Directors of the Company, Dino A. Sawyer was appointed as a Director of the Company to serve until the next annual meeting of shareholders. Mr. Sawyer, age 52, is a shareholder in the Company and will serve without compensation until such time as the Board deems appropriate. Mr. Sawyer has advanced approximately $3,500 in expense costs to the Company in the last year, and has had no other transactions with the Company. Mr. Sawyer is retired. Mr. Sawyer is an experienced investor in “micro-cap” companies, and is an advocate for corporate transparency. Previously, he was the Director of Human Resources and Administrator of Sales & Marketing for the Dartmouth Printing Company, where he managed the training of over 250 employees in Statistical Process Control techniques and assisted in implementing a ‘Consultative Sales’ approach that was employed by the national sales force. Mr. Sawyer holds a B.S. in Economics from the University of New Mexico.

On February 4, 2012, by action of the remaining member of the Board of Directors of the Company, Frank T. LaSusa, RPh was appointed as a Director of the Company to serve until the next annual meeting of shareholders. Mr. Lasusa, age, 58, will serve without compensation until such time as the Board deems appropriate. Since 2009, he has been the President of J.C. Marketing, a pharmaceutical consulting company. From 2007 until 2009, Mr. LaSusa was the Vice President of Trade and National Accounts for Auriga Pharmaceuticals. Mr. LaSusa has 30 years experience as an executive in the Pharmaceutical Industry. Mr. LaSusa holds a B.S. in Biology from Marquette University and a Pharmacy degree from the University of Wisconsin.

On February 4, 2012, by unanimous consent of the Board of Directors, Sabir Saleem (Chairman and CEO), Midhat Syed (Secretary) and Albert Lacle (President) were removed as officers of the Company. Negotiations regarding severance are ongoing as of the date hereof.

On February 4, 2012, by unanimous consent of the Board of Directors, with Mr. LaSusa abstaining, Frank T. LaSusa was appointed President and CEO of the Company. Mr. LaSusa will serve without compensation until such time as the Board deems appropriate. The Board will convene a Compensation Committee which will address Mr. LaSusa’s compensation.

On February 4, 2012, by unanimous consent of the Board of Directors, with Mr. Kakani abstaining, Venkat Kakani was appointed Treasurer of the Company. Mr. Kakani will serve without compensation until such time as the Board deems appropriate. The Board will convene a Compensation Committee which will address Mr. Kakani’s compensation.

On February 4 2012, by unanimous consent of the Board of Directors, with Mr. Sawyer abstaining, Dino A. Sawyer was appointed Secretary of the Company. Mr. Sawyer will serve without compensation until such time as the Board deems appropriate. The Board will convene a Compensation Committee which will address Mr. Sawyer’s compensation.

Item 8.01. Other Events

As of February 4, 2012, the address of the Company’s principal executive offices has been moved. The new address is:

Michelex Corporation

5 County Route 42

Massena, NY

13662.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Michelex Corporation /s/ Frank T. LaSusa Frank T. LaSusa, President

Date: February 9, 2012